SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  January 8, 1997
                        Commission File Number:  0-16454


                             CIMETRIX INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


                 Nevada                             87-0439107
     (State or other jurisdiction                 (IRS Employer
     of incorporation or organization)            Identification No.)


     2222 South 950 East
     Provo, Utah                                         84606
     (Address of Principal Executive Offices)          (Zip Code)


              Registrant's Telephone Number, Including Area Code:
                                 (801) 344-7000


                                      N/A
     (Former name, former address, and formal fiscal year, if changed since last report)



                   Page 1 of 3 consecutively numbered pages.



                             ITEM 5.  OTHER EVENTS

Appointment of New Chief Financial Officer

     CIMETRIX Incorporated (the "Company") recently announced the appointment of David L. Redmond to the position of executive vice-president and chief financial officer, effective February 1, 1997. Mr. Redmond has been a member of the board of directors of the Company since September 20, 1995. From 1995 to the present, he has served as executive vice-president and chief financial officer of Pharmacy Corporation of America ("PCA"), a position he has now resigned. From 1991 to 1995, he was senior vice-president and chief financial officer of Pharmacy Management Services, Inc., a publicly held company which was acquired by PCA in June, 1995. Mr. Redmond spent approximately 16 years with KPMG Peat Marwick, including 6 years as partner in charge of KPMG Peat Marwick's high technology practice in Florida. He was also a member of KPMG Peat Marwick's high technology group. Mr. Redmond received his bachelors of science degree in accounting from University of North Dakota in 1973.

     The Company's previous chief financial officer, Kitt Finlinson, resigned his position effective December 31, 1996.



                                   SIGNATURES

     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  January 13, 1997           CIMETRIX INCORPORATED


                                   By  /s/ David Faulkner
                                     David Faulkner
                                     Executive Vice-President of Operations